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                                                                EXHIBIT 10.1.6

                    AMENDMENT NO. 5 TO FINANCING AGREEMENTS
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                            PNY TECHNOLOGIES, INC.
                                299 Webro Road
                         Parsippany, New Jersey 07054

                                                                  April 5, 1999


Congress Financial Corporation
1133 Avenue of the Americas
New York, New York 10036

Gentlemen:

     First Union National Bank, as successor by merger to CoreStates Bank, N.A. ("First Union"), Congress Financial Corporation, as agent for First Union (in such capacity, "Agent") and PNY Technologies, Inc., formerly known as P.N.Y. Electronics, Inc. ("Borrower") entered into certain financing arrangements as set forth in the Amended and Restated Loan Agreement, dated February 23, 1996, by and among First Union, Agent and Borrower as amended by Amendment No. 1 to Financing Agreements, dated July 3, 1996, by and among First Union, Agent and Borrower, Amendment No. 2 to Financing Agreements, dated April 15, 1997, by and among First Union, Agent and Borrower, Amendment No. 3 to Financing Agreements, dated June 2, 1997, by and among First Union, Agent and Borrower and Amendment No. 4 to Financing Agreements, dated April 20, 1998, by and among First Union, Agent and Borrower (the "Loan Agreement") and all agreements, documents and instruments at any time executed and/or delivered in connection therewith or related thereto (together with the Loan Agreement, as the same are amended hereby, and as the same may be further amended, modified, supplemented, extended, renewed, restated or replaced, collectively, the "Financing Agreements"). All capitalized terms used herein shall have the meanings assigned thereto in the Loan Agreement and the other Financing Agreements, unless otherwise defined herein.

     Prior to the date hereof, First Union has assigned all of First Union's right, title and interest in, to and under the Loans and all other Obligations of Borrower, the Loan Agreement and the other Financing Agreements to Congress Financial Corporation in its individual capacity and Congress Financial Corporation in such capacity has assumed all of First Union's obligations with respect thereto and thereunder (the "Assignment").

     Borrower has requested that Congress Financial Corporation, as assignee of First Union (referred to herein as "Lender") (a) waive certain Events of Default arising prior to the date hereof
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as a result of the failure of Borrower to maintain (i) the amount of Adjusted
Tangible Net Worth required under the Loan Agreement for the period prior to January 1, 1999 and (ii) the Interest Coverage Ratio required under the Loan Agreement for the fiscal quarter of Borrower ended June 30, 1998 and (b) agree to certain amendments to the Loan Agreement. Subject to the terms and conditions contained herein, Lender is willing to grant such waiver and to agree to such amendments as are set forth herein. By this Amendment, Lender and Borrower desire and intend to evidence such waiver and amendments.

     In consideration of the foregoing and the agreements and covenants contained herein, the parties hereto agree as follows:

     1.   Amendments to Definitions.
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     (a)  All references to the term "Congress" or "you" or "your" or "Agent" or
"Lender", or similar terms herein, in the Accounts Agreement and in any of the other Financing Agreements shall be deemed and each such reference is hereby amended to mean Congress Financial Corporation and its successors and assigns.

     (b) All references to the term "Interest Rate" in the Loan Agreement and the other Financing Agreements shall be deemed and each such reference is hereby amended to mean as to Prime Rate Loans, the rate of one (1%) percent per annum in excess of the Prime Rate and, as to Eurodollar Rate Loans, the rate of two and one-quarter (2 1/4%) percent per annum in excess of the Adjusted Eurodollar Rate (based on the Eurodollar Rate applicable for the Interest Period selected by Borrower as in effect three (3) Business Days after the date of receipt by Lender of the request of Borrower for such Eurodollar Rate Loans in accordance with the terms of the Loan Agreement, whether such rate is higher or lower than any rate previously quoted to Borrower); provided, that:
                                         --------  ----

          (i) if the Net Income of Borrower for the fiscal year of Borrower ending December 31, 1999 is a loss, as determined by Lender based on the audited consolidated financial statements for Borrower and its Subsidiaries for such period (the "1999 Audited Financial Statements"), then effective as of the first day of the month after the date upon which Lender receives the 1999 Audited Financial Statements in accordance with Section 7.11(a)(i) of the Loan Agreement, the Interest Rate as to Prime Rate Loans shall be the rate of one and one-quarter (1 1/4%) percent per annum in excess of the Prime Rate, and the Interest Rate as to Eurodollar Rate Loans shall be the rate of two and one-half (2 1/2%) percent per annum in excess of the Adjusted Eurodollar Rate; and

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          (ii) notwithstanding anything to the contrary contained herein, the
     Interest Rate shall mean the rate of three and one-quarter (3 1/4%) percent per annum in excess of the Prime Rate as to Prime Rate Loans and the rate of four and one-half (4 1/2%) percent per annum in excess of the Adjusted Eurodollar Rate as to Eurodollar Rate Loans, at Lender's option, (A) for the period on and after the date of termination or non-renewal of the Loan Agreement, or the date fifteen (15) days after the date of notice by Lender to Borrower of an Event of Default under Section 8.1(a) of the Accounts Agreement as a result of the failure of Borrower to comply with Sections
     7.9 or 7.10 of the Loan Agreement or the date three (3) Business Days after the date of notice by Lender to Borrower of any other Event of Default, and for so long as such Event of Default is continuing as determined by Lender or until such time as all Obligations are indefeasibly paid in full (notwithstanding entry of any judgment against Borrower) and (B) on the Loans at any time outstanding in excess of the amounts available to Borrower under Section 4 of the Loan Agreement (whether or not such excess(es) arise or are made with or without Lender's knowledge or consent and whether made before or after an Event of Default).

     (c) All references to the term "Maximum Credit" in the Loan Agreement and the other Financing Agreements shall be deemed and each such reference is hereby amended to mean $40,000,000.

     2.   Amendments to Loan Agreement.
          ----------------------------

     2.1  Loans.  Section 4.1(a)(iii)(B) of the Loan Agreement is hereby amended
          -----
by deleting the reference to "$25,000,000" appearing therein and substituting the following therefor: "$15,000,000".

     2.2  Servicing Fee.  Section 4.4 of the Loan Agreement is hereby deleted in
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its entirety and the following substituted therefor:

          "4.4  Servicing Fee.  Borrower shall pay to Lender a monthly servicing
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     fee in an amount equal to $5,000 in respect of Lender's services for each month (or part thereof) while the Accounts Agreement or this Agreement remains in effect and for so long thereafter as any of the Obligations are outstanding, which fee shall be fully earned as of and payable in advance on the first day of each month."

     2.3  Term.  Section 5.3(a) of the Loan Agreement is hereby amended by
          ----
deleting the reference to "three (3)" appearing in the

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fourth line thereof and substituting the following therefor: "five (5)".

     2.4  Loans, Investments, Guaranties, Etc.
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          (a) Section 7.6(a) of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

          "(a) loans by Borrower to Shareholder and/or Ruth Cohen, provided,
                                                                   --------
     that: (i) in no event shall the aggregate amount of such loans made in any
     ----
     fiscal year of the Borrower exceed the amount of $1,000,000, (ii) the Indebtedness arising pursuant to such loans is not and shall not be evidenced by any promissory note or other instrument, unless the original of such note or instrument is immediately upon the reasonable request of Lender delivered to Lender duly endorsed and assigned by Borrower to Lender and (iii) no Event of Default, or act, condition or event which with notice, passage of time or both would constitute an Event of Default, shall exist or have occurred and be continuing on the date on which any such loan is made or immediately after giving effect thereto."

          (b) Section 7.6(b) of the Loan Agreement is hereby amended by inserting the following immediately after the word "Shareholder" each time it appears therein: "and Ruth Cohen".

     2.5  Adjusted Tangible Net Worth.  Section 7.9 of the Loan Agreement is
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hereby deleted in its entirety and the following substituted therefor:

          "7.9  Adjusted Tangible Net Worth.  Borrower shall not permit Adjusted
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     Tangible Net Worth on each date stated below to be less than the amount specified below for such date:

                                               Adjusted Tangible
                    Date                           Net Worth
                    ----                       -----------------

          (a)  March 31, 1999                     ($ 600,000)

          (b)  June 30, 1999                      $  100,000

          (c)  September 30, 1999                 $  500,000

          (d)  December 31, 1999 and              $1,000,000
               on each March 31, June 30,
               September 30 and
               December 31, thereafter

     The parentheses used above indicate a negative number."

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     3.   Waiver of Events of Default.  Lender hereby waives the Events of
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Default arising as a result of: (a) the failure of Borrower to maintain the amount of Adjusted Tangible Net Worth required under Section 7.9 of the Loan Agreement for the period ending on December 31, 1998; and (b) the failure of Borrower to maintain the Interest Coverage Ratio required under Section 7.10 of the Loan Agreement for the fiscal quarter of Borrower ended June 30, 1998. Lender has not waived and is not by this Amendment waiving, and has no intention of waiving, any other Event of Default which may have occurred prior to, or may be continuing on, the date hereof or any Event of Default which may occur after the date hereof (whether the same or similar to any Event of Default referred to in the first sentence of this Section 3) and Lender reserves the right, in its discretion, to exercise any or all of its rights and remedies arising under the terms of the Financing Agreements as a result of any Event of Default which may have occurred prior to, or is continuing on, the date hereof or which may occur after the date hereof (whether the same or similar to any Event of Default referred to in the first sentence of this Section 3). The waiver contained herein shall not constitute a waiver of any Event of Default arising as a result of the failure of Borrower to comply with (a) Section 7.9 of the Loan Agreement at any time after December 31, 1998 and/or (b) Section 7.10 at any time after June 30, 1998, except as otherwise expressly provided herein.

     4.   Consent to Assignment.  Borrower hereby consents to the Assignment.
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Nothing herein shall be construed as requiring Lender to obtain Borrower's consent with respect to any subsequent participations or assignments.

     5.   Representations, Warranties and Covenants.  In addition to the
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continuing representations, warranties and covenants heretofore or hereafter made by Borrower to Lender pursuant to the Loan Agreement and the other Financing Agreements, Borrower hereby represents, warrants and covenants with and to Lender as follows (which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof and shall be incorporated into and made a part of the Loan Agreement and the other Financing Agreements):

          (a) No Event of Default exists or has occurred and is continuing on the date of this Amendment and no event has occurred or condition is existing and continuing on the date of this Amendment which, with notice or passage of time or both, would constitute an Event of Default (after giving effect to the amendments to the Loan Agreement and the other Financing Agreements made by this Amendment).

          (b) This Amendment has been duly executed and delivered by Borrower and is in full force and effect as of the date hereof, and the agreements and obligations of Borrower

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contained herein constitute the legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms.

     6.   Conditions Precedent.  The amendments herein shall be effective upon
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the satisfaction of each of the following conditions precedent in a manner satisfactory to Lender:

          (a) the receipt by Lender of a copy of this Amendment, duly authorized, executed and delivered by Borrower; and

          (b) no Event of Default shall have occurred and be continuing and no event shall have occurred or condition be existing and continuing which, with notice or passage of time or both, would constitute an Event of Default.

     7.   Amendment and Extension Fee.  Borrower shall pay to Lender as an
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amendment and extension fee the amount of $10,000 which shall be fully earned and payable as of the date hereof. Lender may, at its option, charge the amount of such fee directly to Borrower's loan account maintained by Lender.

     8.   Effect of this Amendment.  Except as modified pursuant hereto, no
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other changes or modifications to the Loan Agreement and the other Financing
Agreements are intended or implied and in all other respects the Loan Agreement and the other Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof. To the extent of conflict between the terms of this Amendment, the Loan Agreement and the other Financing Agreements, the terms of this Amendment shall control. The Loan Agreement and this Amendment shall be read and construed as one agreement.

     9.  Further Assurances.  The parties hereto shall execute and deliver such
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additional documents and take such additional action as may be necessary or desirable to effectuate the provisions and purposes of this Amendment.

     10.  Governing Law.  The validity, interpretation and enforcement of this
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Amendment and the other Financing Agreements and any dispute arising out of the relationship between the parties hereto whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York (without giving effect to principles of conflicts of laws).

     11.  Binding Effect. This Amendment shall be binding upon and inure to the
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benefit of each of the parties hereto and their respective successors and assigns.

     12.  Counterparts.  This Amendment may be executed in any number of
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counterparts, but all of such counterparts shall together constitute but one and the same agreement.  In making

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proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.

     Please sign the enclosed counterpart of this Amendment in the space provided below, whereupon this Amendment, as so accepted by Lender, shall become a binding agreement by and between Borrower and Lender.


                                         Very truly yours,

                                         PNY TECHNOLOGIES, INC.
                                          formerly known as
                                          P.N.Y. Electronics, Inc.

                                         By: /s/ Heidi Stuto
                                             ---------------------
                                         Title: Assistant Teasurer
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AGREED:

CONGRESS FINANCIAL CORPORATION

By: /s/ Janet Sart
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Title: First Vice President
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